UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2021

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2021, Ecoark Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional investors pursuant to which the Company agreed to sell and issue, in a registered direct offering, 3,478,261 shares of the Company’s common stock, par value $0.001 per share, and warrants to purchase 3,478,261 shares of common stock (the “Warrants”) at a purchase price per share and accompanying Warrant of $5.75. The gross proceeds from the offering are expected to be approximately $20 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The offering is expected to close on or about August 6, 2021, subject to the satisfaction or waiver of customary closing conditions.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Warrants have an exercise price equal to $5.75 per share, are exercisable on the effective date of an increase in the number of shares of the Company’s authorized common stock to 40,000,000 (the “Authorized Share Increase Date”) and will expire three and one-half years after the initial exercise date.

The Company also entered into an engagement letter and amendment thereto (together, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering, a management fee of 1.0% of the aggregate gross proceeds raised in the offering, a non-accountable expense allowance of $35,000, $15,950.00 for the clearing expenses of the placement agent, and to reimburse the placement agent for its legal fees and other accountable expenses in the amount of $50,000. In addition, the Company has agreed to issue to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 243,478 shares of common stock (which represents 7.0% of the aggregate number of shares of common stock issued in this offering) with an exercise price of $7.1875 per share (representing 125% of the public offering price per share). The Placement Agent Warrants will become exercisable on the Authorized Share Increase Date and will terminate on the earlier of (i) the three and one-half year anniversary of the Authorized Share Increase Date or (ii) August 4, 2026. Other than the exercise price and termination date thereof, the Placement Agent Warrants will have substantially the same terms and conditions as the Warrants to be issued to the investors in the offering. Upon any exercise of the Warrants for cash, the Company has agreed to pay Wainwright a total cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants and to issue to Wainwright or its designees additional Placement Agent Warrants to purchase 7.0% of the number of shares of common stock underlying the Warrants that have been exercised.

The securities in the registered direct offering were issued pursuant to a Prospectus Supplement dated as of August 4, 2021 which was filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-249532), originally filed with the SEC on October 16, 2020, as amended, which became effective on December 29, 2020, and the base prospectus included therein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Placement Agent Warrants, and the Engagement Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of common stock issued in the offering is attached as Exhibit 5.1 hereto.

Item 7.01. Regulation FD.

On August 4, 2021 the Company issued a press release announcing the offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement*
10.2	Engagement Agreement**
10.3	Amendment to Engagement Agreement
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release

*	Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the SEC upon request any omitted information.
**	Portions of this exhibit have been omitted as permitted by the rules of the SEC. The information excluded is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The Company undertakes to submit a marked copy of this exhibit for review by the SEC Staff, to the extent it has not been previously provided, and provide supplemental materials to the SEC Staff promptly upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 5, 2021	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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